Exhibit 15.1
July 21, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated May 3, 2010 on our review of interim financial information of Valeant Pharmaceuticals International (the “Company”) for the three month periods ended March 31, 2010 and March 31, 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010 is incorporated by reference in the Registration Statement on Form S-4 of Biovail Corporation dated July 21, 2010.
Very truly yours,

/s/ PricewaterhouseCoopers LLP